Exhibit 99.1 (g)

2004 ANNUAL CERTIFICATEHOLDER’S STATEMENT

CAPITAL ONE MASTER TRUST

SERIES 2001-2

Under the Amended and Restated Pooling and Servicing Agreement dated as of September 30, 1993, as amended and restated as of August 1, 2002 (as amended and supplemented, the “Agreement”), among Capital One Bank, as Servicer, Capital One Funding, LLC, as Transferor, and The Bank of New York, as Trustee (the “Trustee”), Capital One Bank, is required to prepare certain information each month regarding current distributions to Certificate holders.  The information which is required to be prepared with respect to the distributions made during the preceding calendar year is set forth below.  Certain information is presented on the basis of an original principal amount of $1,000 per investor Certificate (a “Certificate”).  Capitalized terms used in this certificate have their respective meanings set forth in the Agreement.

A) Information Regarding Distributions to the Class A Certificateholders (Stated on the Basis of $1,000 Original Principal Amount)

1)	The total amount of the distribution to Class A Certificateholders per $1,000 Original Principal Amount	16.7544097333

2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 Original Principal Amount	16.7544097333

3)	The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class A Certificates, per $1,000 Original Principal Amount	0.0000000000

B) Class A Investor Charge Off’s and Reimbursement of Charge Off’s

1)	The amount of Class A Investor Charge Off’s	$0.00

2)	The amount of Class A Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

3)	The total amount reimbursed to the Trust in respect of Class A Investor Charge Off’s	$0.00

4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 2001-2 Investor Certificate holder’s Investment)	0.0000000000

5)	The amount, if any, by which the outstanding principal balance of the Class A Certificates exceeds the Class A Invested Amount after giving effect to all transactions on such Distribution Date	0.0000000000

C) Information Regarding Distributions to the Class B Certificate holders (Stated on the Basis of $1,000 Original Principal Amount)

1)	The total amount of the distribution to Class B Certificate holders per $1,000 Original Principal Amount.	19.4194098333

2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class B Certificates, per $1,000 Original Principal Amount.	19.4194098333

3)	The amount of the distribution set forth in paragraph 1 above in respect of principal of the Class B Certificates, per $1,000 Original Principal Amount.	0.0000000000

D) Class B Investor Charge Off’s and Reimbursement of Charge Off’s

1)	The amount of Class B Investor Charge Off’s	$0.00

2)	The amount of Class B Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

3)	The total amount reimbursed to the Trust in respect of Class B Investor Charge Off’s	$0.00

4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount (which will have the effect of increasing, pro rata, the amount of each Series 2001-2 Investor Certificate holder’s Investment)	0.0000000000

5)	The amount, if any, by which the outstanding principal balance of the Class B Certificates exceeds the Class B Invested Amount after giving effect to all transactions on such Distribution Date	$0.00

E) Information Regarding Distributions to the Collateral Interest Holder (Stated on the Basis of $1,000 Original Principal Amount)

1)	The total amount of the distribution to Collateral Interest Holder per $1,000 Original Principal Amount.	26.5944098095

2)	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Collateral Interest, per $1,000 Original Principal Amount.	26.5944098095

3)	The amount of the distribution set forth in paragraph 1 above in respect of principal of the Collateral Interest, per $1,000 Original Principal Amount.	0.0000000000

F) Collateral Interest Investor Charge Off’s and Reimbursement of Charge Off’s

1)	The amount of Collateral Interest Investor Charge Off’s	$0.00

2)	The amount of Collateral Interest Investor Charge Off’s set forth in paragraph 1 above, per $1,000 Original Principal Amount	0.0000000000

3)	The total amount reimbursed to the Trust in respect of Collateral Interest Investor Charge Off’s	$0.00

4)	The amount set forth in paragraph 3 above, per $1,000 Original Principal Amount	0.0000000000